EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-169450 and No. 333-185182) , Form S-3 (No. 333-176107, No. 333-181983 and No. 333-183336) and Form S-4 (No. 333-185126) of Molycorp, Inc. of our report dated March 3, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
March 3, 2014